    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1997
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          CADENCE DESIGN SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                77-0148231
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)               Identification Number)

                            ------------------------
                                2655 SEELY ROAD
                                   BUILDING 5
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 943-1234
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------
                           R.L. SMITH MCKEITHEN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                          CADENCE DESIGN SYSTEMS, INC.
                                2655 SEELY ROAD
                                   BUILDING 5
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 943-1234
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   COPIES TO:
                            ALAN C. MENDELSON, ESQ.
                            JULIA L. DAVIDSON, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                          PALO ALTO, CALIFORNIA 94306
                                 (415) 843-5000
                               FAX (415) 857-0663
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
                 REGISTERED                     REGISTERED(1)          SHARE(2)            PRICE(2)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock $0.01 par value per share......    700,000 shares         $3.8823          $2,717,607.50          $825.00
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) Includes all of the shares of Common Stock issuable upon exercise of the Options.
(2) The price per share and aggregate offering price are based upon the weighted average exercise price of the shares to be issued pursuant to the Options of $3.8823.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 28, 1997

                                 700,000 SHARES

                                     [LOGO]

                          CADENCE DESIGN SYSTEMS, INC.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)
                              -------------------

    This Prospectus relates to a total of 700,000 shares of Common Stock, par value $0.01, which are issuable upon exercise of certain options (the "Options") held by Margaret Costello (the "Optionee"). The Options were initially issued by the Company to Joseph B. Costello, the Company's President and Chief Executive Officer, pursuant to the Company's 1987 Stock Option Plan (the "Plan") and the Nonqualified Stock Option Grant Agreement dated July 20, 1988, as amended on January 22, 1997, and the Nonqualified Stock Option Regrant Agreement dated April 26, 1993, as amended on January 22, 1997. In accordance with the Options and the Plan, the Options have been transferred to and may be exercised by the Optionee from time to time. See "Plan of Distribution".

    All of the 700,000 shares of Common Stock to be issued upon exercise of the Options are being sold by the Company. The Company will receive all of the proceeds from the exercise of the Options. See "Plan of Distribution". The last reported sale price of the Common Stock, which is quoted under the symbol "CDN", on the New York Stock Exchange on January 24, 1997 was $39.125 per share.

    SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.
                               -----------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

                                   PROCEEDS TO
                                  COMPANY (1)(2)
                                ------------------
Per Share (3).................       $3.8823
Total.........................    $2,717,607.50

--------------

(1) The Company will receive proceeds upon the exercise of the Options based upon an exercise price for 433,137 of the shares to be issued as pursuant to the Options of $3.8611 per share and an exercise price for the remaining 266,863 of the shares to be issued pursuant to the Options of $3.9167 per share.

(2) Estimated expenses of $21,825 will be payable by the Optionee and have not been deducted. No underwriting commissions or discounts will be paid by the Company in connection with this offering.

(3) Per share proceeds is the weighted average of the exercise prices described in (1) above.

                The date of this Prospectus is January   , 1997.

                             AVAILABLE INFORMATION

    Cadence Design Systems, Inc. ("Cadence" or the "Company") is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Company's common stock (the "Common Stock") is listed on the New York Stock Exchange (the "NYSE"), and such reports, proxy statements and other information can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Registration Statement and the exhibits thereto may be inspected, without charge, at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.

    The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

                              -------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission (Commission File Number 1-10606) pursuant to the Exchange Act are by this reference incorporated in and made a part of this
Prospectus:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995;

    2. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 1996, June 29, 1996 and September 28, 1996;

    3. The Company's Current Report on Form 8-K filed with the Commission on February 9, 1996;

    4. The Company's Current Report on Form 8-K filed with the Commission on November 7, 1996;

    5. The Company's Current Report on Form 8-K filed with the Commission on December 31, 1996;

    6. The Company's Current Report on Form 8-K filed with the Commission on January 13, 1997;

    7. The Company's Registration Statement on Form S-3, filed with the Commission on November 20, 1996;

    8. The Company's Registration Statement on Form S-4, filed with the Commission on November 14, 1996;

    9. The Company's Registration Statement on Form S-4, filed with the Commission on December 19, 1996;

    10. The Company's Registration Statement on Form S-8, filed with the Commission on December 30, 1996;

    11. The description of the Company's Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A filed with the Commission on February 16, 1996; and

    12. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 29, 1990.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Investor Relations, Cadence Design Systems, Inc., 2655 Seely Road, Building 5, San Jose, California 95134; telephone number (408) 943-1234.
                              -------------------

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

    EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY. FACTORS THAT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

    THE COMMON STOCK COVERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE INVESTING IN ANY SHARES OF THE COMMON STOCK OFFERED HEREBY.

TECHNOLOGICAL CHANGE AND DEVELOPMENT OF NEW PRODUCTS AND SERVICES

    Because of rapid technological changes in the electronic design automation ("EDA") industry, the Company's future revenues will depend on its ability to develop or acquire new products and enhance its existing products on a timely basis to keep pace with innovations in integrated circuit ("IC") technology and to support a range of changing computer software and hardware platforms and customer preferences.

    The Company's EDA software tools have a limited life cycle, requiring the Company to make periodic product enhancements and new product introductions. There can be no assurance that the Company's products will not become obsolete, or that any new or enhanced products it develops or markets will be competitive or achieve market acceptance. The Company believes that the mergers will enhance the Company's ability to help customers design chips with feature sizes of 0.5 micron and below. If the Company fails to obtain new or developed technology through the mergers or the mergers are substantially delayed or not consummated, new product introductions could be substantially delayed, and the Company would be required to devote significant additional management and technical resources to develop such technology internally. Failures of or significant delays in product development could result in a loss of competitiveness of the Company's products and could have a material adverse effect on the Company's business, financial condition and results of operations.

    In addition, many of the Company's products operate only on certain versions of the UNIX operating system. The Company has only recently begun the development work necessary to port its software to Windows NT. Failure of the Company's products to keep pace with changes in manufacturing technology or processes, software and hardware platforms and customer preferences could render one or more of the Company's software tools obsolete, which could have a material adverse effect on the Company's business, financial condition and results of operations.

PROPOSED ACQUISITION; FAILURE TO CONSUMMATE PROPOSED ACQUISITION; UNCERTAINTY
  RELATING TO INTEGRATION

    Part of the Company's strategy is to grow and improve its product offerings through acquisitions. This strategy involves a number of risks, including risks related to the integration of the acquired businesses, the substantial management time devoted to such activities, undisclosed liabilities, the failure to achieve anticipated benefits, such as cost savings and synergies, and distribution, engineering, customer support and other issues related to product transition.

    On December 18, 1996, the Company consummated a merger (the "HLDS Merger") with High Level Design Systems, Inc., a Delaware corporation ("HLDS"), pursuant to which HLDS became a wholly owned subsidiary of the Company. The stock-for-stock merger is tax free to U.S. taxpayers and accounted for as a purchase.

    On October 28, 1996, the Company entered into a merger agreement with Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT") pursuant to which, upon fulfillment or waiver of certain conditions, CCT will become a wholly owned subsidiary of the Company in a stock-for-stock merger (the "CCT Merger") that is expected to be tax free and accounted for as a pooling of interests. Holders of a majority of the outstanding voting stock of CCT approved the CCT Merger at a special meeting of stockholders held on January 24, 1997. There can be no assurance that the CCT Merger will be consummated.

    Among the conditions that must be fulfilled in order to consummate the CCT Merger is the expiration or termination of the waiting period applicable to the CCT Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On January 3, 1997, the Company and CCT each received requests from the U.S. Federal Trade Commission ("FTC") for information in addition to their initial submissions with respect to the proposed CCT Merger. The FTC action has the effect of extending the waiting period under the HSR Act applicable to the transaction until 20 calendar days after both parties substantially comply with the requests. The review of the Merger pursuant to the HSR Act may substantially delay the Company's ability to consummate the Merger. There can be no assurance that a challenge to the CCT Merger on antitrust grounds will not be made, or if such a challenge is made, the Company will prevail or would not be required to terminate the merger agreement, divest certain assets, license certain proprietary technology or accept certain conditions in order to consummate the CCT Merger. In addition, the Company has the right to waive the condition that the CCT Merger be qualified for pooling of interests accounting treatment. If the CCT Merger is consummated but fails to qualify for pooling of interests accounting treatment, then the transaction would be accounted for as a purchase. Accounting for the CCT Merger as a purchase could result in a significant intangible asset or a significant charge against results of operations or both, which could materially and adversely affect future results of operations. There can be no assurance that all such other conditions will be satisfied or waived, and therefore, there can be no assurance that the CCT Merger will be consummated.

    In connection with the two mergers, customers or potential customers may delay or cancel orders as a result of uncertainty about product evolution, integration and support, and competitors may increase their efforts to solicit the Company's or CCT's employees in light of uncertainty associated with the mergers. Significant delays in or cancellations of orders or loss of employees could have a material adverse effect on the Company's business, financial condition and results of operations. In the event the CCT Merger is not consummated, the descriptions of events contained in this Prospectus, including those described by the pro forma financial statements incorporated by reference may differ materially from those which actually transpire. Failure to consummate the CCT Merger may result in employee uncertainty, potentially resulting in loss of employees or reduction in their productivity, uncertainty in the marketplace or delays or cancellations of orders by customers or potential customers. In addition, new product introductions and enhancements of existing products could be substantially delayed if the mergers are not consummated. Any of the foregoing could have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company intends to combine the operations and technologies of the Company, CCT and HLDS as soon as practicable. Following the mergers, in order to maintain and increase profitability, the Company, CCT and HLDS will need to integrate and streamline overlapping functions successfully. Costs generally associated with this type of integration that may be incurred by the Company include the write off of capitalized software, severance payments, closing of excess facilities and disposition of excess equipment. While the costs for the CCT integration have not been currently identified, any such costs will have an adverse effect on the Company's operating results in the periods in which they are incurred. In addition, approximately $96 million of the purchase price paid for HLDS was allocated to in process research and development and charged to expense in the period ended December 28, 1996 when the acquisition was consummated. The Company has the right to waive the condition that the CCT Merger be qualified for pooling of interests accounting treatment. If the CCT Merger is consummated but fails to qualify for pooling of interests accounting treatment, then the transaction would be accounted for as a purchase. Accounting for the CCT Merger as a purchase could result in a significant intangible asset or a significant charge against results of operations or both, which could materially and adversely affect future results of operations. Each of the Company, CCT and HLDS has different systems and procedures in many operational areas that must be rationalized and integrated. Among other things, the Company must integrate product offerings, and coordinate research and development and sales and marketing efforts. There may be substantial difficulties associated with integrating three separate companies, and there can be no assurance that such integration will be accomplished expeditiously or successfully. The integration of certain operations following each acquisition will require the dedication of management resources that may temporarily distract attention from the day-to-day business of the Company. The business of the Company may also be disrupted by employee uncertainty and lack of focus during such integration. There can be no assurance that the Company will be able to retain key technical, managerial and other employees. Failure to accomplish the integration of the operations of the Company, CCT and HLDS could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, uncertainty in the marketplace or customer hesitation relating to the acquisitions could have a material adverse effect on the Company's business, financial condition and results of operations.

POTENTIAL FLUCTUATIONS IN OPERATING RESULTS

    The Company's operating expenses are partially based on its expectations regarding future revenue. The Company's business, financial condition and results of operations could be materially adversely affected if revenue in a quarter does not materialize as anticipated. Since expenses are usually committed in advance of revenues and because only a small portion of expenses vary with revenue, the Company's business, financial condition and results of operations may be affected significantly by lower revenue. The Company's focus on providing services is relatively recent. The percentage revenue growth from this source from 1995 to 1996 may not be indicative of future growth. In addition, a substantial portion of the Company's revenues from services are earned pursuant to fixed price contracts. Variances in costs associated with those contracts could have a material adverse effect on the Company's business, financial condition and results of operations. Although the Company's revenues are not generally seasonal in nature, the Company has experienced, and may continue to experience, decreases in first quarter revenue compared with the preceding fourth quarter, which is believed to result primarily from the capital purchase cycle of the Company's customers.

    The Company's business, financial condition and results of operations are affected by the business cycles of its customers, including its customers in the semiconductor industry, and the business cycles of the semiconductor industry as a whole. In particular, during the past 12 months, conditions in the semiconductor industry have been generally weak and a number of the Company's customers have reduced their capital spending plans. There can be no assurance that such conditions will improve in the near future, if at all, or that the Company's customers will increase their rate of spending in the future. Changes in the financial condition of the Company's customers could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the quarterly operating results of the Company may vary substantially from period to period depending on factors such as increased competition; the size, timing and structure of significant licenses; the timing of revenue recognition under license agreements; the timing of new or enhanced product announcements, introductions, or delays in the introductions, of new or enhanced versions of the Company's products; changes in pricing policies by the Company or its competitors; market acceptance of new and enhanced versions of the Company's products; the cancellation of licenses or maintenance agreements; the mix of direct and indirect sales; changes in operating expenses; changes in the Company's strategy; seasonal factors; personnel changes; foreign currency exchange rates and general economic factors. Based on the Company's operating history and due to the foregoing factors, quarter to quarter comparisons should not be relied upon as indicators of future performance. In addition, certain costs are generally associated with transactions such as the mergers, including the write off of capitalized software, severance payments, closing of excess facilities, and disposition of excess equipment. While the costs for the CCT integration have not been currently identified, any such costs will have an adverse effect on the Company's operating results in the periods in which they are incurred. In addition, approximately $96 million of the purchase price paid for HLDS was allocated to in process research and development and charged to expense in the period ended December 28, 1996 when the acquisition was consummated. The Company has the right to waive the condition that the CCT Merger be qualified for pooling of interests accounting treatment. If the CCT Merger is consummated but fails to qualify for pooling of interests accounting treatment, then the transaction would be accounted for as a purchase. Accounting for the CCT Merger as a purchase could result in a significant intangible asset or a significant charge against results of operations or both, which could materially and adversely affect future results of operations.

COMPETITION

    The Company operates in the highly competitive EDA industry, which continues to be characterized by falling prices, rapid technological change and new market entrants. The Company's success is dependent upon its ability to develop innovative, cost-competitive EDA software products and services, and to bring them to market in a timely manner. The Company competes with other companies, including Avant! Corporation, EPIC Design Technology, Inc., Mentor Graphics Corp., Synopsys, Inc., Viewlogic Systems, Inc. and Zuken-Redac, that sell one or more competing EDA products, and with actual and potential customers' internal EDA software development and design services groups as well. Some of the Company's competitors may have substantially greater financial, marketing and technological resources than the Company. There can be no assurance that the Company will be able to compete successfully.

    Because the EDA industry is labor-intensive rather than capital-intensive, the number of the Company's actual and potential competitors is significant. A potential competitor who possesses the necessary knowledge of electronic circuit and systems design, production and operation could develop competitive EDA tools using a moderately priced computer workstation and bring such tools to market quickly. There can be no assurance that development of competitive products will not result in a shift of customer preferences away from the Company's products, resulting in a significant decrease in the sales of the Company's comparable products which could materially adversely affect the Company's business, financial condition and results of operations. If the Company is unable to compete successfully against current and future competitors, the Company's business, financial condition and results of operations will be materially adversely affected.

    Intense competition in the EDA industry has lowered prices and there can be no assurance that the Company will not be required to further discount EDA product prices in the future. Any such discount could have a negative effect on the profit margins of the discounted product and could have a material adverse effect on the Company's business, financial condition and results of operation.

MANAGEMENT OF GROWTH

    The Company has experienced rapid growth that has placed a significant strain upon its management, operational and financial resources. In connection with the HLDS Merger and upon consummation of the proposed CCT Merger, the Company will need to integrate a large number of new personnel, as well as operational, financial, management control, accounting and reporting systems and procedures. The Company's ability to manage its growth effectively will require it to continue to expand its operational, financial and management controls, accounting and reporting systems and procedures and other internal processes. There can be no assurance that such factors will not have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL AND ABILITY TO ATTRACT AND RETAIN PROFESSIONAL STAFF

    The Company is dependent upon the efforts and abilities of its senior management, its research and development staff and a number of other key management, sales, services, support and technical personnel. The success of the Company will depend to a large extent upon its ability to retain and continue to attract qualified technical and other employees. Competition for qualified personnel in the software industry is intense, and the loss of key employees could have a material adverse effect on the Company's business, financial condition and results of operations, particularly if key personnel are subsequently employed by a competitor. The Company carries key man life insurance in the amount of $10 million with respect to its President and Chief Executive Officer, Joseph B. Costello.

    In addition, the Company has recently increased its focus on offering professional services to its customers. The Company's success in its services business is particularly dependent upon its ability to attract, retain, train and motivate highly skilled employees, particularly project managers and other senior technical personnel. There is significant competition for employees with the skills required to perform the services the Company offers. There can be no assurance that the Company will be successful in attracting a sufficient number of highly skilled employees in the future, or that it will be successful in retaining, training and motivating the employees it is able to attract. Any inability to do so could impair the Company's ability to adequately manage and complete its existing projects and to bid for or obtain new projects. If the Company's employees are unable to achieve expected performance levels, or if the Company is unable to attract qualified personnel, the Company's business, financial condition and results of operations could be materially adversely affected.

RISK WITH REGARD TO INTELLECTUAL PROPERTY RIGHTS

    The Company relies principally upon trade secrets and copyright laws to protect its intellectual property rights. In general, the Company seeks to preserve its trade secrets by licensing (rather than selling) its products, by using nondisclosure agreements, by limiting access to confidential information and through other security measures. Despite these precautions, it may be possible for third parties to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. The Company is currently engaged in litigation before the United States District Court for the Northern District of California with Avant! Corporation ("Avant!") and certain of its employees, wherein the Company alleges misappropriation of the Company's trade secrets, copyright infringement, conspiracy and other illegalities. Avant! has filed counterclaims alleging, INTER ALIA, federal and state antitrust violations. The court has not yet issued a ruling on the Company's request for a preliminary injunction or on the defendant's counterclaims against the Company. The Company has a limited number of patents, and existing copyright laws afford only limited protection. There has been an increase in the number of patents issued in the United States relating to EDA software and, accordingly, the risk of patent infringement in the industry can be expected to increase. In addition, the proprietary rights and laws and enforcement procedures of certain foreign countries do not protect the Company's products and intellectual property rights to the same extent as do the laws of the United States. There can be no assurance that the Company will be able to protect its proprietary technology, and any failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations.

POTENTIAL DILUTIVE EFFECT TO STOCKHOLDERS; TRANSACTION EXPENSES AND WRITEOFFS

    There can be no assurance that combining the business of the Company with the businesses of CCT and HLDS, even if achieved in an efficient and effective manner, will result in combined results of operations and financial condition superior to what would have been achieved by the Company independently. The issuance of the Common Stock in connection with the proposed CCT Merger is likely to have a dilutive effect on the Company's earnings per share. There can be no assurance that stockholders of the Company would not achieve greater returns on investment if the CCT Merger was not consummated. In addition, certain costs are generally associated with transactions such as the mergers, including the write off of capitalized software, severance payments, closing of excess facilities and disposition of excess equipment. The Company incurred approximately $4 million of such costs related to the HLDS Merger in the period ended December 28, 1996. In addition, approximately $96 million of the HLDS purchase price was allocated to in process research and development and was charged to expense in the period ended December 28, 1996 when the HLDS Merger was consummated. Such charges adversely affect operating results of the Company in the period in which they are recorded. The Company has the right to waive the condition that the CCT Merger be qualified for pooling of interests accounting treatment. If the CCT Merger is consummated but fails to qualify for pooling of interests accounting treatment, then the transaction would be accounted for as a purchase. Accounting for the CCT Merger as a purchase could result in a significant intangible asset or a significant charge against results of operations or both, which could materially and adversely affect future results of operations.

VOLATILITY OF STOCK PRICES

    The market price of the Common Stock has been and may continue to be volatile. This volatility may result from a number of factors, including fluctuations in the Company's quarterly revenues and net income, announcements of technical innovations or new commercial products by the Company or its competitors, and market conditions in the EDA, semiconductor, telecommunications, computer hardware and computer software industries. In addition, in the event that the CCT Merger is not consummated, the Company's stock price may be adversely affected. Also, the stock market has experienced and continues to experience extreme price and volume fluctuations which have affected the market prices of securities, particularly those of technology companies, and which have often been unrelated to the operating performance of the companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's Common Stock in future periods.

RISKS ASSOCIATED WITH INTERNATIONAL BUSINESS OPERATIONS

    Revenues from international operations accounted for approximately one half of the Company's total revenues for the five fiscal years ended December 28, 1996. The Company expects that international revenues will continue to account for a significant portion of its total revenues. The Company's international operations involve a number of risks normally associated with such operations, including, among others, adoption and expansion of government trade restrictions, volatile foreign exchange rates, currency conversion risks, limitations on repatriation of earnings, reduced protection of intellectual property rights, the impact of possible recessionary environments in economies outside the United States, longer receivables collection periods and greater difficulty in accounts receivable collection, difficulties in managing foreign operations, political and economic instability, unexpected changes in regulatory requirements and tariffs and other trade barriers. Currency exchange fluctuations in countries in which the Company conducts business could also materially adversely affect the Company's business financial condition and results of operations. The Company enters into foreign currency forward contracts to hedge the impact of foreign currency fluctuations. Although the Company attempts to reduce the impact of foreign currency fluctuations, significant exchange rate movements may have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, there can be no assurance that in the future the Company will be able to continue to price its products and services internationally in United States dollars because of changing sovereign restrictions on importation and exportation of foreign currencies as well as other practical considerations. In addition, the laws of certain countries do not protect the Company's products and intellectual property rights to the same extent as do the laws of the United States. The Company may be required to have United States Department of Commerce export licenses for shipment of certain of its products outside the United States. Any failure, delays or other difficulties in obtaining necessary licenses could have a material adverse effect on business, financial condition and results of operations. There can be no assurance that the Company will be able to sustain or increase international revenues or that the foregoing factors will not have a material adverse effect on the Company's future international revenues and, consequently, on the Company's overall business, financial condition and results of operations.

ANTITAKEOVER PROVISIONS

    The Company has adopted a number of provisions that could have antitakeover effects. In February 1996, the Company's Board of Directors adopted a Share Purchase Rights Plan, commonly referred to as a "poison pill". In addition, The Company's Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences of, and issue shares of, authorized but undesignated shares of preferred stock. This provision and other provisions of the Company's Restated Certificate of Incorporation and Bylaws and the Delaware General Corporation Law may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, including transactions in which the stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

POTENTIAL FUTURE SALES OF SHARES

    Sales of a substantial number of shares of Common Stock in the public market, whether by purchasers in this offering, other stockholders of the Company, including affiliates of the Company, or former stockholders of CCT and HLDS following the mergers, could adversely affect the prevailing market price of the Common Stock, and could impair the Company's future ability to raise capital through an offering of its equity securities.

                                  THE COMPANY

    The Company was formed as a result of the merger of SDA Systems, Inc. into ECAD, Inc. in May 1988. The principal executive offices of the Company are located at 2655 Seely Road, Building 5, San Jose, California 95134. The Company's telephone number is (408) 943-1234.

                                USE OF PROCEEDS

    The proceeds to the Company from the issuance of the 700,000 shares of Common Stock upon exercise of the Options are estimated to be $2.7 million at the weighted average exercise price of $3.8823 per share. Estimated expenses of $21,825 will be payable by the Optionee in connection with registration of this Offering. The Company expects to use the proceeds of the issuance for working capital and other general corporate purposes. In addition, the Company may make one or more acquisitions of complementary technologies, products or businesses in order to broaden or enhance the Company's current product offerings. Other than the pending CCT Merger and the HLDS Merger, the Company has no agreements or commitments for any such acquisitions, and is not currently engaged in any negotiations with respect to any material acquisitions.

    While the Company presently intends to use the proceeds of the issuance as described in this section, management of the Company has broad discretion to adjust the application and allocation of the net proceeds in order to address circumstances and opportunities. Pending use of such proceeds, the net proceeds of the issuance will be invested by the Company in short-term, interest-bearing, investment-grade marketable securities.

                    DESCRIPTION OF THE PLAN AND THE OPTIONS

ADMINISTRATION

    The Plan may be administered by the Board of Directors, or by a committee that currently must consist of at least two directors appointed by the Board of Directors. The Compensation Committee currently administers the Plan. One or more of these members may be "Non-Employee Directors" (a director who is receiving no compensation from the Company other than for service on the Board of Directors or who does not receive such additional compensation which exceeds the limits specified in the definition of such terms under Rule 16b-3). Subsequent references in this section to the "Committee" shall refer to the Compensation Committee or the Board of Directors, as applicable, unless the context otherwise requires. The interpretation or construction by the Committee of any provisions of the Plan or of any option granted under it will be final and binding on all optionees.

ELIGIBILITY

    The Plan provides that options may be granted only to such employees, including officers and directors who are employees of the Company or any parent or subsidiary thereof and such consultants to the Company as the Committee may determine. An optionee may hold more than one option, but only on the terms and subject to the restrictions set forth in the Plan.

    Except as otherwise expressly provided in the terms of an individual option which is a non-statutory stock option, the options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of an optionee, only by the optionee. Notwithstanding the foregoing, the person to whom an option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

    In determining the number of shares to be subject to each option, the Committee takes into account the duties and responsibilities of the optionee, the value of the optionee's service, the optionee's present and potential contributions to the success of the Company and other relevant factors.

    The Plan does not provide for a maximum or minimum number of option shares that could be granted to any one optionee, however, there is a limit on the aggregate market value of shares subject to all incentive stock options which are exercisable for the first time in any one calendar year of $100,000.

STOCK

    The shares issuable upon exercise of the options are shares of the Company's authorized but unissued or reacquired Common Stock. In the event that any outstanding option under the Plan for any reason expires or becomes unexercisable, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

OPTION TERMS

    The Committee will determine for each option whether the option is to be an incentive stock option or a non-qualified stock option. Each option is evidenced by a grant agreement in such form as the Committee approves and is subject to the following additional terms and conditions:

    NUMBER OF SHARES

        Each option states the number of shares to which it pertains.

    OPTION PRICE

        Each option states the option price, which generally may not be less than 100% of the fair market value of the shares of Common Stock on the date of the grant. The Committee currently determines such fair market value based upon the average of the high and low prices of the Common Stock on the date of the grant, as traded on the New York Stock Exchange.

    VESTING

        Options generally vest and become exercisable over a four-year period; 25% after one year from the date of the grant and thereafter ratably, on a monthly basis, over the remaining three-year period from the date of grant.

    EXERCISE AND MEDIUM OF PAYMENT

        An option is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and, receipt of payment by the Company of the purchase price. The option price is typically payable by cash or by check, but the Committee may authorize the Company to accept (i) the promissory note of the optionee;
    (ii) shares of fully paid Common Stock; or (iii) such other consideration as determined by the Committee and as permitted by law.

    TERM OF EXERCISE OF OPTIONS

        The term of each option is generally ten years from the date of grant or such shorter term as may be provided in the option grant.

    TERMINATION OF EMPLOYMENT

        If an optionee ceases to be employed by the Company or the optionee's consultancy with the Company terminates options must be exercised not later than thirty days, or such other period of time not exceeding three (3) months as is determined by the Committee after such termination and may be exercised only to the extent the options were exercisable on the date of termination. A specified exercise period and additional vesting may apply in the case of death.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

        The number of shares subject to any option, and the number of shares issuable under the Plan, are subject to adjustment in the event of a recapitalization of the Company's Common Stock. In the event of a proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation. The Options will terminate immediately prior to the Consummation of such proposed action, unless otherwise provided by the Board. The Committee may in its sole discretion give each optionee the right immediately to exercise all or any part of the optionee's outstanding options, including options that would not otherwise then be exercisable. If the Committee permits such acceleration, the aggregate fair market value (determined at the time an option is granted) of stock with respect to which incentive stock options first become exercisable in the year of such transaction or event cannot exceed $100,000. Any remaining accelerated incentive stock options must be treated as non-qualified stock options.

    RIGHTS AS STOCKHOLDER

        An optionee has no rights as a stockholder with respect to any shares covered by such option until the date of the issuance of a stock certificate for such shares.

    OTHER PROVISIONS

        The option grant agreements authorized under the Plan contain such other provisions, including without limitation restrictions upon the exercise of the option or the resale of shares acquired upon exercise thereof, as are required by law and as the Committee deems advisable.

FEDERAL INCOME TAX INFORMATION

    NONSTATUTORY STOCK OPTIONS

        Nonstatutory stock options generally have the following federal income tax consequences:

        There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

        As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

AMENDMENT OF THE PLAN

    The Committee may amend or terminate the Plan from time to time without approval of the stockholders, provided, however, that stockholder approval is required for any amendment that increases the number of shares subject to the Plan (other than in connection with an adjustment upon a change in capitalization) or makes any change in the designation of the class of optionees eligible to be granted options. Stockholder approval would also be sought in the event of any change which requires such approval in order to comply with Rule 16b-3, as currently in effect. However, no action by the Committee or stockholders may adversely affect any option previously granted under the Plan without the written consent of the optionee.

THE OPTIONS

    A total of 700,000 shares are issuable upon exercise of the Options at a weighted average exercise price of $3.8823. The Options are fully vested. 433,137 of the Options will terminate on July 20, 1998, and 266,863 of the Options will terminate on April 26, 2003, or earlier in the event of the death of Joseph B. Costello or the termination of his employment with the Company.

                                DIVIDEND POLICY

    The Company has never declared or paid cash dividends on the Common Stock. The Company currently intends to retain all cash for use in the operation and expansion of its business and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company's bank line of credit contains certain restrictions on the payment of dividends.

                              PLAN OF DISTRIBUTION

    This Prospectus relates to a total of 700,000 shares of Common Stock, par value $0.01, which are issuable upon exercise of the Options by the Optionee. The Options were initially issued by the Company to Joseph B. Costello, the Company's President and Chief Executive Officer pursuant to the Plan and the Nonqualified Stock Option Grant Agreement dated July 20, 1988, as amended on January 22, 1997, and the Nonqualified Stock Option Regrant Agreement dated April 26, 1993, as amended on January 22, 1997. In accordance with the Options and the Plan, the Options have been transferred to and may be exercised by the Optionee from time to time. The Company hereby registers the 700,000 shares of Common Stock which will be issued upon exercise of the Options. Each Option is currently exercisable at a weighted average price of $3.8823 per share. The exercise prices are not necessarily related to the economic value of the Company's assets, net book value or any other recognized criteria of investment value. 433,137 of the Options will terminate on July 20, 1998, and 266,863 of the Options will terminate on April 26, 2003, or earlier in the event of the termination of employment of Joseph B. Costello with the Company or his death.

    The Optionee has agreed to reimburse the Company for all reasonable fees and expenses incident to the filing of this Prospectus and the accompanying Registration Statement.

    All proceeds from the sale of the shares pursuant to exercise of the Options will be for the account of the Company.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock to be offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California. As of November 8, 1996, certain attorneys at Cooley Godward LLP who have performed services for the Company own an aggregate of 1,883 shares of Common Stock. In addition, a partner of Cooley Godward LLP served as Acting General Counsel to the Company from November 1995 to June 1996.

                                    EXPERTS

    The audited consolidated financial statements of Cadence Design Systems, Inc. incorporated by reference in this Prospectus and Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................     2
Incorporation of Certain Documents by Reference...........................     2
Risk Factors..............................................................     4
The Company...............................................................    11
Use of Proceeds...........................................................    11
Description of the Plan and the
  Options.................................................................    11
Dividend Policy...........................................................    15
Plan of Distribution......................................................    15
Legal Matters.............................................................    15
Experts...................................................................    15

                                 700,000 SHARES

                                 CADENCE DESIGN
                                 SYSTEMS, INC.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                              -------------------

                                     [LOGO]
                              -------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses payable by the Company in connection with the sale, issuance and distribution of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee..............................................  $     825
Printing and Engraving Expenses...................................  $   1,000
Legal Fees and Expenses...........................................  $  10,000
Accounting Fees and Expenses......................................  $   5,000
Miscellaneous.....................................................  $   5,000
                                                                    ---------
    Total.........................................................  $  21,825
                                                                    ---------
                                                                    ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary;
(ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registration is required to maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provision in a way that is adverse to such directors, officers and employees.

    The Registrant's policy is to enter into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that officers and directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of
Section 16(b) of the Exchange Act.

    The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS

 EXHIBIT
  NUMBER                                      EXHIBIT TITLE
----------  ----------------------------------------------------------------------------------
  2.1*      Agreement and Plan of Merger and Reorganization dated as of October 3, 1996, among the Company, Harbor Acquisition Sub, Inc., and High Level Design Systems, Inc.
  2.2**     Agreement and Plan of Merger and Reorganization dated as of October 28, 1996, among the Company, Wyoming Acquisition Sub, Inc., and Cooper & Chyan Technology,
              Inc.
  4.1       Nonqualified Stock Option Grant dated July 20, 1988
  4.2       Nonqualified Stock Option Regrant Agreement dated April 26, 1993
  4.3       Amendment One to Nonqualified Stock Option Grant of July 20, 1988, dated January
              22, 1997
  4.4       Amendment One to Nonqualified Stock Option Grant of April 26, 1993, dated January
              22, 1997
  4.5       1987 Stock Option Plan, as adopted April 24, 1987, and as amended May 4, 1993 and
              August 1, 1996
  4.6***    Form of Specimen Certificate for Registrant's Common Stock
  4.7****   Rights Agreement, dated as of February 9, 1996, between the Company and Harris
              Trust and Savings Bank
  5.1       Opinion of Cooley Godward LLP
 23.1       Consent of Arthur Andersen LLP
 23.2       Consent of Cooley Godward LLP (included in Exhibit 5.1)
 24.1       Power of Attorney (included on page II-4 of Registration Statement)

------------------------

* Incorporated by reference to Exhibit 2.1 to the Company's Form 8-K dated November 7, 1996.

** Incorporated by reference to Exhibit 2.2 to the Company's Form 8-K dated November 7, 1996.

*** Incorporated by reference to Exhibit 4.01 to the Company's Form S-4
    Registration Statement filed in 1991.

****Incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated February 9, 1996.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 28th day of January, 1997.

                                          Cadence Design Systems, Inc.

                                          By:       /s/ JOSEPH B. COSTELLO
                                             -----------------------------------

                                              Joseph B. Costello

                                              President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Joseph B. Costello, H. Raymond Bingham and R.L. Smith McKeithen, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                SIGNATURE                                         TITLE                                DATE
------------------------------------------  --------------------------------------------------  ------------------

                    /s/ JOSEPH B.
                 COSTELLO                   President, Chief Executive Officer and Director     January 28, 1997
------------------------------------------    (Principal Executive Officer)
            Joseph B. Costello

               /s/ H. RAYMOND BINGHAM
------------------------------------------  Executive Vice President, Chief Financial Officer   January 28, 1997
            H. Raymond Bingham                and Secretary (Principal Financial Officer)

                      /s/ WILLIAM
                  PORTER                    Vice President, Corporate Controller and Assistant  January 28, 1997
------------------------------------------    Secretary (Principal Accounting Officer)
              William Porter

                       /s/ CAROL
                  BARTZ
------------------------------------------  Director                                            January 28, 1997
               Carol Bartz

                SIGNATURE                                         TITLE                                DATE
------------------------------------------  --------------------------------------------------  ------------------

                    /s/ HENRY E.
                 JOHNSTON
------------------------------------------  Director                                            January 28, 1997
            Henry E. Johnston

               /s/ DR. LEONARD Y. W.
                   LIU
------------------------------------------  Director                                            January 28, 1997
          Dr. Leonard Y. W. Liu

                    /s/ DONALD L.
                  LUCAS
------------------------------------------  Director                                            January 28, 1997
             Donald L. Lucas

------------------------------------------  Director                                            January   , 1997
   Dr. Alberto Sangiovanni-Vincentelli

                    /s/ GEORGE M.
                 SCALISE
------------------------------------------  Director                                            January 28, 1997
            George M. Scalise

               /s/ DR. JOHN B. SHOVEN
------------------------------------------  Director                                            January 28, 1997
            Dr. John B. Shoven

                /s/ JAMES E. SOLOMON
------------------------------------------  Director                                            January 28, 1997
             James E. Solomon

                               INDEX TO EXHIBITS

 EXHIBIT
  NUMBER                                            EXHIBIT TITLE
----------  ----------------------------------------------------------------------------------------------
  2.1*      Agreement and Plan of Merger and Reorganization dated as of October 3, 1996, among the
              Company, Harbor Acquisition Sub, Inc., and High Level Design Systems, Inc.
  2.2**     Agreement and Plan of Merger and Reorganization dated as of October 28, 1996, among the
              Company, Wyoming Acquisition Sub, Inc., and Cooper & Chyan Technology, Inc.
  4.1       Nonqualified Stock Option Grant dated July 20, 1988
  4.2       Nonqualified Stock Option Regrant Agreement dated April 26, 1993
  4.3       Amendment One to Nonqualified Stock Option Grant of July 20, 1988, dated January 22, 1997
  4.4       Amendment One to Nonqualified Stock Option Grant of April 26, 1993, dated January 22, 1997
  4.5       1987 Stock Option Plan, as adopted April 24, 1987, and as amended May 4, 1993 and August 1,
              1996
  4.6***    Form of Specimen Certificate for Registrant's Common Stock
  4.7****   Rights Agreement, dated as of February 9, 1996, between the Company and Harris Trust and
              Savings Bank
  5.1       Opinion of Cooley Godward LLP
 23.1       Consent of Arthur Andersen LLP
 23.2       Consent of Cooley Godward LLP (included in Exhibit 5.1)
 24.1       Power of Attorney (included on page II-4 of Registration Statement)

------------------------

* Incorporated by reference to Exhibit 2.1 to the Company's Form 8-K dated November 7, 1996.

** Incorporated by reference to Exhibit 2.2 to the Company's Form 8-K dated November 7, 1996.

*** Incorporated by reference to Exhibit 4.01 to the Company's Form S-4
    Registration Statement filed in 1991.

****Incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated February 9, 1996.